Exhibit 99.1

CACI Appoints Susan M. Gordon to Board of Directors

Arlington, Va., April 6, 2020 - CACI International Inc (NYSE: CACI) announced today that it has appointed Susan M. “Sue” Gordon to CACI’s Board of Directors effective immediately. Ms. Gordon has served in senior leadership positions across numerous intelligence organizations and disciplines. She brings CACI’s Board more than 30 years of leadership experience across a broad spectrum of complex issues, most notably in the development of innovative technology solutions and transformative outcomes for the Intelligence Community (IC). Ms. Gordon’s appointment continues CACI’s commitment to a diverse board of directors who bring valuable backgrounds that align with the Company’s strategic goals. Ms. Gordon’s extensive experience in the IC will further the expertise and technology CACI provides to the IC, particularly in the areas of cyber, space, and artificial intelligence to counter threats to the United States’ national security.

Ms. Gordon was sworn in as the fifth Principal Deputy Director of National Intelligence in 2017. In that capacity, Ms. Gordon was a key advisor to the President and National Security Council and provided leadership to the 17-member IC. In particular, she focused on advancing intelligence integration across the IC, expanding outreach and partnerships, and driving innovation across the Community. Ms. Gordon served as the Deputy Director of the National Geospatial-Intelligence Agency (NGA) from 2015 to 2017. In this role, she provided leadership to the agency and managed the National System of Geospatial Intelligence. She drove NGA’s transformation to meet the challenges of a 21st century intelligence agency.

Prior to her assignment with the NGA, Ms. Gordon served for 27 years at the Central Intelligence Agency (CIA), rising to senior executive positions in each of the agency’s then four directorates: operations, analysis, science and technology, and support. In 1998, Ms. Gordon led the effort that culminated in the formation of In-Q-Tel. Ms. Gordon has been recognized for her creative executive leadership through numerous government and industry awards.

Ms. Gordon is a Rubenstein Fellow at Duke University and an industry consultant on strategy, leadership, and technology. She holds a Bachelor of Science degree in zoology (biomechanics) from Duke University where she was the three-time captain of the Duke Women’s Basketball team. She and her husband, Jim, live in Northern Virginia, and have two adult children and two grandchildren.

CACI Executive Chairman and Chairman of the Board Dr. J.P. (Jack) London said, “Sue Gordon brings us incredible expertise and experience with an exemplary history of leadership in the Intelligence Community. Her selection continues our history of appointing highly qualified and exceptionally credentialed professionals to our Board. We are confident that she will add valuable insight into our IC customers’ missions and CACI’s key growth areas. We welcome Ms. Gordon to CACI and look forward to her contributions to the Company’s growth and the delivery of long-term shareholder value.”

CACI’s 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World's Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media:Investor Relations:

Jody Brown, Executive Vice President, Public RelationsDan Leckburg, Senior Vice President, Investor Relations

(703) 531-9883, jbrown@caci.com (571) 926-0499, dleckburg@caci.com

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